EXHIBIT 10.2


                              AMENDED AND RESTATED

                     AMERIPATH, INC. 1998 STOCK OPTION PLAN

         WHEREAS, PathSOURCE, Inc., a Delaware corporation ("PathSOURCE") adopted the PathSOURCE, Inc. 1998 Stock Option Plan, effective as of April 14, 1999, to award incentive and nonqualified stock options to certain officers, other key employees, non-employee directors, and independent contractors of PathSOURCE; and

         WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of May 30, 2000 by and among Pathology Consultants of America, Inc. d/b/a Inform DX ("Inform DX"), PCA Merger Corp., a wholly owned subsidiary of Inform DX, PathSOURCE, and the shareholders of PathSOURCE, Inform DX assumed the PathSOURCE, Inc. 1998 Stock Option Plan and all of the stock options outstanding thereunder; and

         WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of November 7, 2000 by and among Ameripath, Inc., a Delaware corporation (the "Company"), AMP Merger Corp., a wholly owned subsidiary of the Company, and Inform DX, the Company assumed the PathSOURCE, Inc. 1998 Stock Option Plan and all of the stock options outstanding thereunder; and

         WHEREAS, the Board of Directors of the Company (the "Board") believes that in an effort to avoid confusion and to ease administration of the PathSOURCE, Inc. 1998 Stock Option Plan in the future, it is in the Company's best interest to amend and restate the PathSOURCE, Inc. 1998 Stock Option Plan to (i) revise the name of the PathSOURCE, Inc. 1998 Stock Option Plan to substitute Ameripath, Inc. in place of PathSOURCE, Inc.; (ii) revise the definition of "Company" in the PathSOURCE, Inc. 1998 Stock Option Plan to substitute Ameripath, Inc. in place of PathSOURCE, Inc., and (iii) substitute the shares of Company's common stock to be issuable under the PathSOURCE, Inc. 1998 Stock Option Plan in place of the shares of Inform DX's common stock;

         NOW, THEREFORE, the Amended and Restated Ameripath, Inc. 1998 Stock Option Plan is hereby amended and restated in its entirety under the following terms and conditions:

       1. Purpose. This Amended and Restated Ameripath, Inc. 1998 Stock Option Plan (the "Plan") is intended to provide a means whereby the Company may, through the grant of Incentive stock options and nonqualified stock options (collectively, the "Options") to purchase non-voting common stock of the Company ("Common Stock") to officers and other key employees ("Key employees"), non-employee directors, and independent contractors of the Company and other "Related Corporations" (as defined below), attract and retain such Key Employees, non-employee directors, and independent contractors and motivate them to exercise their beat efforts on behalf of the enterprise.

                  For purposes of the Plan, a "Related Corporation" shall mean either a "subsidiary corporation" of the Company, as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"), or the "parent corporation" of the Company, as defined in Section 424(e) of the Code. Further, as used in the Plan, (i) the term "ISO" shall mean an option which, at the time such option is granted, qualifies as an Incentive stock option within the meaning of Section 422 of the Code unless the "Option Agreement" (as defined in Section 8 hereof) states that the option will not be treated as an ISO; and (ii) the term "NQSO" shall mean a nonqualified stock option, i.e., an option which, at the time such option is granted, does not meet the definition of "ISO" in the preceding clause (i), whether or not such NQSO is designated as an NQSO in the Option Agreement.

       2. Administration.

         (a) The Plan shall be administered by the Company's Compensation Committee (the "Committee"), the members of which shall be appointed by, and shall serve at the pleasure of, the Company's Board of Directors (the "Board"). The Board shall change the membership of the Committee, to the extent necessary, so that on and

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after such date (the "Offering Date"), if any, as the Company first registers equity securities under Section 12 of the Securities Exchange Act of. 1934, as amended (the "Exchange Act"), the Committee shall consist solely of not fewer than two "non-employee directors" (within the meaning of Rule 16b-3(b)(3) under the Exchange Act, or any successor thereto) of the Company who are also "outside directors" (within the meaning of Treas. Reg. ss. 1.162-27(e)(3), or any successor thereto) of the Company. Each member of the Committee, while serving as such, shall be deemed to be acting in his or her capacity as a director of the Company.

         (b) In the event a committee has not been established In accordance with subsection (a) above, or cannot be constituted to vote on the grant of an Option (for example, because of state laws governing corporate self-dealing), the entire Board shall serve as the Committee for all purposes of the Plan; provided, however, that a member of the Board shall not participate in a vote approving the grant of an Option to himself or herself to the extent provided under the laws of the State of Delaware governing corporate self-dealing.

                  The Committee shall have full authority, subject to the terms of the Plan, to select the Key Employees, non-employee directors, and independent contractors to be granted Options under the Plan, to grant Options on behalf of the Company, and to set the date of grant and the other terms of such Options. The Committee may correct any defect, supply any omission, end reconcile any inconsistency in the Plan and in any Option granted hereunder in the manner and to the extent it deems desirable. The Committee may also, in its discretion, adjust the price of an Option, or cancel an Option and grant a new Option to replace the canceled Option; provided, that if the Committee changes the price of an Option or replaces an Option, the resulting Option shall be treated as a new Option granted on the date of such change or replacement and shall comply with the terms of the Plan as such. The Committee also shall have the authority to establish such rules and regulations, not inconsistent with the provisions of the Plan, for the proper administration of the Plan, to amend, modify, or rescind any such rules and regulations, and to make such determinations and interpretations under, or in connection with, the Plan, as it deems necessary or advisable. All such rules, regulations, determinations, and interpretations shall be binding and conclusive upon the Company and all Related corporations, their shareholders, and all Key Employees, non-employee directors, and independent contractors, upon their respective legal representatives, beneficiaries, successors, and assigns, and upon all other persons claiming under or through any of them.

                  No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

       3. Eligibility. The class of employees who shall be eligible to receive Options under the Plan shall be the Key Employees (including any directors who also are officers or key employees), non-employee directors, and independent contractors of the Company or a Related Corporation. Key Employees shall be eligible to receive ISOs and NQSOs. Non-employee directors and independent contractors shall be eligible to receive only NQSOs. More than one Option may be granted to a Key Employee, non-employee director, or independent contractor under the Plan. A Key Employee, non-employee director, or independent contractor who has been granted an Option under the Plan shall hereinafter be referred to as an "Optionee."

       4. Stock. Options may be granted under the Plan to purchase up to a maximum of 80,000 shares of Common Stock, par value $ 0.01 per share; provided, however, that no Key Employee shall receive Options for more than 16,066 shares of the Common Stock under this Plan. Both of the limits on the number of shares in the preceding sentence shall be subject to adjustment as hereinafter provided. Shares issuable under the Plan may be authorized but unissued shares or reacquired shares, and the Company may purchase shares required for this purpose, from time to time, if it deems such purchase to be advisable. If any Option granted under the Plan expires, or if any such Option is canceled for any reason whatsoever (including, without limitation, the Optionee's surrender thereof), without having been exercised, the shares subject to the unexercised portion of the Option shall continue to be available for the granting of Options under the Plan as fully as if the shares had never been subject to an Option. However, (i) if an Option is canceled, the shares of Common Stock covered by the canceled Option shall be counted against the maximum number of shares specified above for which Options may be granted to a single Key Employee, and (ii) if the exercise price of an Option is reduced after the date of grant, the transaction shall be treated as a cancellation of the original Option and the grant of a new Option for purposes of such maximum.

       5. Granting of Options. From time to time until the expiration or earlier suspension or discontinuance of the Plan, the Committee may, on behalf of the Company, grant to Key Employees, non-employee directors, and independent contractors such Options as it determines are warranted; provided, however, that. grants of ISOs and NQSOs shall be separate and not in tandem, and further provided that non-employee directors and independent contractors shall not be eligible to receive ISOs under the Plan. In making any determination as to whether a Key Employee, non-employee director, or independent contractor shall be granted an Option, the type of Option to be granted, the number of shares to be covered by the Option, and other terms of the Option, the Committee shall take into account the duties of the Key Employee, non-employee director, or independent contractor, his or her present and potential contributions to the success of the Company or a Related Corporation, the tax implications to the Company and the Key Employee, non-employee director, or independent contractor of any Option granted, end such other factors as the Committee may deem relevant in accomplishing the purposes of the Plan. Moreover, the Committee may provide in the Option that said Option may be exercised only if certain conditions, as determined by the Committee, are fulfilled.

       6. Annual Limit.

         (a) ISOs. The aggregate fair market value (determined under Section 7(b) hereof as of the date the ISO is granted) of the Common Stock with respect to which ISOs are exercisable for the first time by a Key Employee during any calendar year (counting lSOs under this Plan and under any other stock option plan of the Company or a Related Corporation) shall not exceed $100,000. If an Option intended as an ISO is granted to a Key Employee and the Option may not be treated in whole or in part as an ISO pursuant to the $100,000 limitation, the Option shall be treated as an ISO to the extent it may be so treated under the limitation and as an NQSO as to the remainder. For purposes of determining whether an ISO would cause the limitation to be exceeded, lSOs shall be taken into account in the order granted

         (b) NQSOs. The annual limits set forth above for ISOs shall not apply to NQSOs.


       7. Terms and Conditions of Options. Options granted pursuant to the Plan shall include expressly or by reference the following terms and conditions, as well as such other provisions not Inconsistent with the provisions of the Plan (and, for lSOs granted under the Plan, the provisions of Section 422(b) of the Code) as the Committee shall deem desirable.

         (a) Number of Shares. The Option shall state the number of shares of Common Stock to which the Option pertains.

         (b) Price. The Option shall state the Option price which shall be determined and fixed by the Committee in its discretion but, in the case of an ISO, shall not be less than the higher of 100 percent (110 percent in the case of a more-than 10 percent shareholder, as provided in subsection (j) below) of the fair market value of the optioned shares of Common Stock on the date the ISO is granted, or the par value thereof, and, in the case of an NQSO, shall not be less than the higher of 100 percent of the fair market value of the optioned shares of Common Stock on the date the NQSO is granted, or the par value thereof.

         The fair market value of a share of Common Stock shall be arrived at by a good faith determination of the Committee and shall be -

                           (i) if there are sales of Common Stock on a national securities exchange or in an over-the-counter market on the date of grant, then the mean between the highest and lowest quoted selling price on the date of grant;

                           (ii) if there are no such sales of Common Stock on the date of grant but there are such sales on dates within a reasonable period both before and after the date of grant, then the weighted average of the means between the highest and lowest selling price on the nearest date before and the nearest date after the date of grant;

                           (iii) if actual sales are not available during a reasonable period beginning before and ending after the date of grant, then the mean between the bid and asked price on the date of grant as reported by the National Quotation Bureau; or

                           (iv) if (i) through (iii) are not applicable, such other method of determining fair market value as shall be authorized by the Code, or the rules or regulations thereunder, and adopted by the Committee.

         Where the fair market value of the optioned shares of Common Stock is determined under (ii) above, the average of the means between the highest and lowest sales on the nearest date before and the nearest date after the date of grant shall be weighted inversely by the respective numbers of trading days between the selling dates and the date of grant (i.e. the valuation date), in accordance with Treas. Reg. ss. 20.2031-2(b)(1), or any successor thereto.

         (c) Term.

                           (i) ISOs. Subject to earlier termination as provided in subsections (e), (f), and (g) below and in Section 10 hereof, the term of each ISO shall be not more than 10 years (five years in the case of a more-than-10 percent shareholder, as provided in subsection
         (j) below) from the date of grant.

                           (ii) NQSOs. Subject to earlier termination as provided in subsections (e), (f), and (g) below and in Section 10 hereof, the term of each NQSO shall be not more than 10 years from the date of grant.

         (d) Exercise. Options shall be exercisable in such installments and on such dates as the Committee may specify. In the case of new Options granted to an Optionee to replace options (whether granted under the Plan or otherwise) held by the Optionee or in the case of Options repriced by the Committee, the new or repriced Options may be made exercisable, if so determined by the Committee, in its discretion, at the earliest date the original Options were exercisable. However, unless the Option price is not decreased, the new or repriced Options may not be exercised earlier than six months from the date of grant of the new Options or the repricing of the original Options. Further, the Committee may accelerate the exercise date of any outstanding Options, in its discretion, if it deems such acceleration to be desirable.

                  Any exercisable Options may be exercised at any time up to the expiration or termination of the Option. Exercisable Options may be exercised, in whole or in part and from time to time, by giving written notice of exercise to the Company at its principal office, specifying the number of shares to be purchased and accompanied by payment in full of the aggregate Option exercise price, for such shares. Only full shares shall be Issued under the Plan, and any fractional share which might otherwise be issuable upon exercise of an Option granted hereunder shall be forfeited.

         The Option price shall be payable in the case of an ISO, if the Committee in its discretion causes the original Option Agreement so to provide, and in the case of an NQSO, if the Committee in its discretion so determines at or prior to the time of exercise --

                           (i) in cash or its equivalent;

                           (ii) by delivering a properly executed notice of exercise of the Option to the Company and a broker, with irrevocable instructions to the broker promptly to deliver to the Company the amount of sale or loan proceeds necessary to pay the exercise price of the Option; or

                           (iii) in any combination of paragraphs (1) and (2) above.

         (e) Termination of Employment or Service. If an Optionee's employment by or service with the Company is terminated by the Optionee or by his or her employer prior to the expiration date fixed for his or her Option for any reason other than death or disability, and if following such termination the Optionee is not employed by the Company or any Related Corporation, such Option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of such termination, or to any greater extent permitted by the Committee, by the Optionee at any time prior to the earliest of (i) the expiration date specified in such Option, (ii) one month after the date of such termination, if the termination was not for "Cause" (as defined below) (unless the Option Agreement provides a later expiration date in the case of such a termination), and (iii) the date of such termination, if the termination was for Cause (unless the Option Agreement provides a later expiration date in the case of such a termination).

                  The term "Cause" shall mean the Optionee has -

                           (i) materially failed to perform his or her stated
                  duties and not cured such failure (if curable) within 15 days of his or her receipt of written notice of the failure;

                           (ii) demonstrated his or her personal dishonesty;

                           (iii) engaged in willful misconduct;

                           (iv) engaged in a breach of fiduciary duty involving
                  personal profit;

                           (v) willfully violated any law, rule, or regulation,
                  or final cease and desist order (other than traffic violations or similar offenses); or

                           (vi) engaged In other serious misconduct of such a
                  nature that the continued employment or service of the Optionee may reasonably be expected to affect the "Ameripath Group" (as defined in Section 13(e) hereof) adversely.

         (f) Disability. If an Optionee becomes disabled (within the meaning of Section 22(e)(3) of the Code) during his or her employment by or service with the Company and, prior to the expiration date fixed for his or her Option, his or her employment or service is terminated as a consequence of such disability, such Option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of such termination, or to any greater extent permitted by the Committee, by the Optionee at any time prior to the earlier of (i) the expiration date specified in such Option, or
(ii) three months after the date of such termination (unless the Option Agreement provides a later expiration date in the case of such a termination). In the event of the Optionee's legal disability, such Option may be exercised by the Optionee's legal representative.

         (g) Death. If an Optionee dies during his or her employment by or service with the Company, and prior to the expiration date fixed for his or her Option, or if an Optionee whose employment or service is terminated for any reason, dies following his or her termination of employment or service but prior to the earlier of (i) the expiration date fixed for his or her Option, or (ii) the expiration of the period determined under subsections (e) and (f) above (including any extension of such period provided in the Option Agreement), such Option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of his or her death, or to any greater extent permitted by the Committee, by the Optionee's estate, personal representative, or beneficiary who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the Optionee. Such post-death exercise may occur at any time prior to the earlier of (i) the expiration date specified in such Option, or (ii) three months after the date of the Optionee's death (unless the Option Agreement provides a later expiration date In the case of death).

         (h) Non-transferability; Registration. No ISO and (except as otherwise provided in any Option Agreement) no NQSO shall be assignable or transferable by the Optionee other than by will or by the laws of descent and distribution, and (subject to the preceding clause) during the lifetime of the Optionee shall be exercisable only by him or her or by his or her guardian or legal representative. If the Optionee is married at the time of exercise and if the Optionee so requests at the time of exercise, the certificate or certificates shall be registered in the name of the Optionee and the Optionee's spouse, jointly, with right of survivorship.

         (i) Rights as a Shareholder. An Optionee shall have no rights as a shareholder with respect to any shares covered by his or her Option until the issuance of a stock certificate to him or her for such shares.

         (j) More-Than-Ten-Percent Shareholder. If the Key Employee owns more than 10 percent of the total combined voting power of all shares of stock of the Company or of a Related Corporation (after applying the attribution rules of Section 424(d) of the Code) at the time an ISO is granted to him or her, the Option price for the ISO shall be not less than 110 percent of the fair market value (as determined under subsection (b) above) of the optioned shares of Common Stock on the date the ISO is granted, and such ISO, by its terms, shall not be exercisable after the expiration of five years from the date the ISO is granted. The conditions set forth in this subsection shall not apply to NQSOs.

         (k) Listing and Registration of Shares. Each Option shall be subject to the requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration, or qualification of the shares of Common Stock covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the purchase of shares of Common Stock thereunder, or that action by the Company or by the Optionee should be taken in order to obtain an exemption from any such requirement, no such Option may be exercised, in whole or in part, unless and until such listing, registration, qualification, consent, approval, or action shall have been effected, obtained, or taken under conditions acceptable to the Committee. Without limiting the generality of the foregoing, each Optionee or his or her legal representative or beneficiary may also be required to give satisfactory assurance that such person is an eligible purchaser under applicable securities laws, and that the shares purchased upon exercise of an Option are being purchased for investment and not with a view to distribution; certificates representing such shares may be legended accordingly.

         (l) Withholding and Use of Shares to Satisfy Tax Obligations. The obligation of the Company to deliver shares of Common Stock upon the exercise of any Option (or cash in lieu thereof) shall be subject to applicable federal, state, and local tax withholding requirements. The Committee shall adopt such withholding rules as it deems necessary to carry out the provisions of this subsection.

       8. Option Agreements -- Other Provisions. Options granted under the Plan shall be evidenced by written documents ("Option Agreements") in such form as the Committee shall from time to time approve, and containing such provisions not inconsistent with the provisions of the Plan (and, for ISOs granted pursuant to the Plan, not inconsistent with Section 422(b) of the Code), as the Committee shall deem advisable. The Option Agreements shall specify whether the Options is an ISO or NQSO. Each Optionee shall enter into, and be bound by, an Option Agreement as soon as practicable after the grant of an Option.

       9. Capital Adjustments. The number of shares which may be issued under the Plan, and the maximum number of shares with respect to which Options may be granted to any Key Employee under the Plan, both as stated in Section 4 hereof, and the number of shares issuable upon exercise of outstanding Options under the Plan (as well as the Option price per share under such outstanding Options) shall, subject to the provisions of Section 424(a) of the Code, be adjusted as may be deemed appropriate by the Committee, to reflect any stock dividend, stock split, share combination, or similar change in the capitalization of the Company. In the event any such change in capitalization cannot be reflected in a straight mathematical adjustment of the number of shares issuable upon the exercise of outstanding Options (and a straight mathematical adjustment of the exercise price thereof), the Committee shall make such adjustments as are appropriate to reflect most nearly such straight mathematical adjustment. Such adjustments shall be made only as necessary to maintain the proportionate interest of Optionees, and preserve, without exceeding, the value of Options.

       10. Certain Corporate Transactions. In the event of a corporate transaction such as, for example, a merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation, each outstanding Option shall be assumed by the surviving or successor corporation; provided, however, that, in the event of a proposed corporate transaction, the Committee may terminate all or a portion of the outstanding Options, effective upon the closing of the corporate transaction, if It determines that such termination is in the best interests of the Company. If the Committee decides so to terminate outstanding Options, the Committee shall give each Optionee holding an Option to be terminated not less than seven days' notice prior to any such termination, and any Option which is to be so terminated may be exercised (if and only to the extent that it is then exercisable) up to, and including the time of such termination. Further, as provided in Section 7(d) hereof, the Committee, in its discretion, may accelerate, in whole or in part, the date on which any or all Options become exercisable.

                  The Committee also may, in its discretion, change the terms of any outstanding Option to reflect any such corporate transaction, provided that, in the case of ISOs, such change would not constitute a "modification" under
Section 424(h) of the Code, unless the Key Employee consents to the change.

       11. Exercise Upon Change in Control.

         (a) Notwithstanding any other provision of this Plan, but subject to subsection (c) below, all outstanding Options shall become fully vested and exercisable upon a Change in Control, except to the extent the Option Agreement provides otherwise. After a Change in Control, any shares of Common Stock issued (either before or after the Change in Control) pursuant to the exercise of Options that were granted under this Plan shall not be subject to the restrictions of Sections 13, 14, and 15.

         (b) "Change in Control" shall be deemed to have taken place if -

                           (i) any person or entity, including a "group" (within
                  the meaning of Rule 13d-1 under the Exchange Act), but excluding Questor Partners Fund, L.P., any affiliate of such Fund, and any group of which either such Fund or any affiliate may be a member, becomes the beneficial owner of shares of the Company having 50 percent or more of the total number of votes that may be cast for the election of directors of the Company; or

                           (ii) thirty percent or more of the common shares of
                  the Company is sold to the public in a firm commitment underwritten public offering pursuant to an effective registration statement (other than a registration statement on Form S-4, S-8, or any similar form) filed under the Securities Act of 1933, as amended (the "Act"), which results in an active trading market in such common shares (e.g., such common shares are listed on a national securities exchange or on NASDAQ).

         (c) The exercise of an Option shall be accelerated under subsection (a) above only to the extent the amount includible in the Optionee's gross income for federal income tax purposes as a result of such accelerated exercise (or, in the case of an ISO, the amount that would be so includible upon a disqualifying disposition of the shares so acquired), does not, either alone or together with other payments and benefits the Optionee has the right to receive from the Company, constitute a "parachute payment" under Section 280G of the Code. If necessary, the acceleration shall be limited, in a manner determined by the Optionee, in order not to violate the foregoing rule. Notwithstanding the foregoing, the restrictions set forth in this subsection shall be inapplicable if (i) before the Change in Control, no stock in the Company is readily tradeable on an established securities market or otherwise, and (ii) the accelerated exercise is approved by the persons who own, immediately before the Change in Control, more than 75 percent of the voting power of all the outstanding stock of the Company.

       12. Amendment or Termination of the Plan.

         (a) In General. The Board, pursuant to a written resolution, from time to time may suspend or terminate the Plan or amend it, and the Committee may amend any outstanding Options in any respect whatsoever; except that, without the approval of the shareholders (given in the manner set forth in subsection
(b) below)--

                           (i) no amendment may be made which would -

                           (A) change the class of employees eligible to participate in the Plan with respect to ISOs;

                           (B) except as permitted under Section 9 hereof, Increase the maximum number of shares of Common Stock with respect to which ISOs may be granted under the Plan; or

                           (C) extend the duration of the Plan under Section 22 hereof with respect to any lSOs granted hereunder.

                           (ii) on and after the Offering Date, no amendment may
                  be mode which would constitute a modification of the material terms of the "performance goal," within the meaning of Treas. Reg.ss.1.162-27(e)(4)(vi) or any successor thereto (to the extent compliance with Section 162(m) of the Code is desired).

         Notwithstanding the foregoing, no such suspension, discontinuance, or amendment shall materially impair the rights of any holder of an outstanding Option without the consent of such holder.

         (b) Manner of Shareholder Approval. The approval of shareholders must comply with all applicable provisions of the corporate charter and bylaws of the Company, and applicable state law prescribing the method and degree. of shareholder approval required for the issuance of corporate stock or options.


       13. Company's Right to Repurchase Common Stock. Any shares of Common Stock issued pursuant to the exercise of Options under this Plan shall be subject to this Section until the earliest to occur of (i) the dissolution of the Company, (ii) the Company's initial underwritten public offering ("IPO") of Common Stock registered under the Act, or (iii) a Change in Control. Common Stock certificates issued on exercise of an Option may include a legend setting forth restrictions on transfer and any other legend required by the Committee.

         (a) Termination of Employment or Service or Bankruptcy. Upon termination of an Optionee's employment by or service with the "Ameripath Group" (as defined below) for any reason or upon the adjudication of the Optionee as bankrupt, the taking of any voluntary action by the Optionee or any involuntary action against the Optionee seeking an adjudication of the Optionee as bankrupt, or the seeking of any relief by or against the Optionee under any provision of the Bankruptcy Code (collectively, "Bankruptcy"), the Company shall have the right, but not the obligation, to purchase all, or any whole number of shares less than all, of the shares of Common Stock then owned by the Optionee or the Optionee's "Estate" (as defined below) (the "Repurchase Right"). The Repurchase Right shall not be available during the six-month period after the Optionee purchases such shares. The per share purchase price of the shares pursuant to the Repurchase Right shall be the fair market value (as defined In Section 7(b)) as of the end of the last calendar quarter immediately preceding the earlier of the date of the Optionee's termination of employment or service or Bankruptcy (provided, however, that if the six-month period after the Optionee purchased such shares has not yet elapsed at such valuation time, the fair market value shall be determined as of the end of the calendar quarter in which such six-month period ends). The Repurchase Right shall expire 90 calendar days after the Optionee or the Optionee's Estate has given the Company notice of the Optionee or the Optionee's Estate's desire to have the Company repurchase shares of Common Stock then owned by the Optionee or the Optionee's Estate, unless the Company has given written notice to the Optionee or the Optionee's Estate of its exercise of the Repurchase Right prior to the expiration of such 90-day period.

         (b) Assignment. The Company may assign all or any portion of its Repurchase Right under this Section to one or more persons (each an "Assignee" and collectively the "Assignees").

         (c) Closing. Closing with respect to the Repurchase Right shall take place at the principal office of the "Employer" (as defined below) within 45 days of the Company's receipt or delivery of written notice of the Optionee's termination of employment or service or Bankruptcy.

         (d) Tender Requirements at Closing. At the closing, the Optionee or the Optionee's Estate shall present to the Company and/or its Assignee(s), as the case may be, share certificates for all shares of Common Stock to be acquired, such share certificates to be in proper form for transfer. Such shares of Common Stock shall be transferred free of all liens and encumbrances or adverse claims of any kind or character. The Company and/or its Assignee(s), upon receipt of a proper tender from the Optionee or the Optionee's Estate, shall tender payment of the purchase price in cash or by official bank check (or such other form of consideration as may be mutually agreed upon by the parties). Anything herein to the contrary notwithstanding, it is acknowledged by each Optionee that the Company may be restricted from tendering payment of the purchase price in cash or otherwise as a result of limitations under applicable law or under agreements to which the Company is a party. In such event, the Company shall have the option to make payment in the form of a subordinated note or through other means as may be permissible or otherwise defer payment of the purchase price to the earliest date upon which such limitations no longer apply.

         (e) Definitions. For purposes of this Section, the terms hereinafter set forth shall have the following definitions unless otherwise specifically stated.

                           (i) Employer. The term "Employer" shall mean the
                  member of the Ameripath Group that employs the Optionee at any particular time.

                           (ii) Estate. The term "Estate" shall mean and include
                  the deceased Optionee's executor, administrator or similar personal representative (if one has qualified and is then acting), and the Optionee's surviving spouse, heirs, beneficiaries, devisees, and legatees to the extent, if any, that their action is required in order to effect a full and complete transfer of the deceased Optionee's shares pursuant to the terms of this Plan. The general agent of the persons and entities comprising an Optionee's Estate shall be the Optionee's duly appointed and qualified personal representative, executor or administrator, or his or her surviving spouse where no such representative is appointed, and all notices and communications hereunder shall be effected to and through such general agent.

                           (iii) Ameripath Group. The term "Ameripath Group"
                  shall mean any Related Corporation and the entities controlling, controlled by, or under common control with such Related Corporation.

       14. Restrictions on the Transferability of Common Stock. An Optionee and his or her beneficiaries shall not sell or otherwise transfer, or pledge or otherwise encumber (collectively "Transfer"), whether voluntarily or by operation of law, any shares of Common Stock owned by him or her, whether or not issued pursuant to the exercise of Options that were granted under this Plan, except in accordance with the terms and conditions of this Section until the earliest to occur of (i) the dissolution of the Company, (ii) the Company's IPO of Common Stock registered under the Act, or (iii) a Change in Control. Any Transfer in violation of this Section shall be null and void and of no force and effect. An Optionee (or, if applicable, beneficiary) shall be entitled to Transfer Common Stock only at the time and to the extent provided below:

         (a) Transfers with Consent. A transfer or disposition may be made if approved by the Company, subject to paragraph (d) below.

         (b) Transfers to Family Members. Subject to paragraph (d) below, each Optionee shall be permitted to transfer (whether by purchase, assignment, gift, bequest, devise, levy, execution, or other means of transfer) all or any portion of his or her shares of Common Stock to (i) his or her spouse or any lineal descendant, (ii) any custodian, guardian, or other representative for his or her spouse or any lineal descendant, and/or (iii) the trustee of any trust created for the benefit of the Optionee, his or her spouse and/or lineal descendants (collectively the "Permitted Family Transferees"), provided that each and every such Permitted Family Transferee executes a written acknowledgment satisfactory in form and substance to the Company that (i) all shares of Common Stock held by the Permitted Family Transferee will, notwithstanding the transfer to such Permitted Family Transferee, be deemed for all purposes of this Plan to be owned by the transferring Optionee, and (ii) he, she, or it agrees to be bound by all of the terms of this Plan.

         (c) Transfers Under Other Sections. Subject to paragraph (d) below, a transfer may be made pursuant to the provisions of Section 13.

         (d) General Restrictions on Transferability. Upon the exercise of Options under this Plan, each Optionee shall acknowledge his or her understanding that he or she must bear the economic risk of the shares of

Common Stock acquired through such exercise for an indefinite period of time because (i) shares of Common Stock issued under the Plan will not be registered under the Act and applicable state securities laws; (ii) except as otherwise set forth herein, the shares of Common Stock may not be sold, transferred, pledged, or otherwise disposed of without the consent of the Company and an opinion of counsel for or satisfactory to the Company that registration under the Act or any applicable state securities laws is not required; (iii) the Company neither has an obligation to register the shares of Common Stock issued under the Plan nor has agreed to do so in the future; (iv) the exemption provided in Rule 144 under the Act is not presently available for the resale of any shares of Common Stock, and there is no assurance that such exemption will be available at any time in the future with respect to any proposed transfer of shares of Common Stock; and (v) the Company is under no obligation to perfect any exemption for resale of shares of Common Stock. Each Optionee shall also acknowledge his or her understanding that transfers of shares of Common Stock issued under this Plan will be subject to the limitations set forth elsewhere in this Plan.

       15. Other Restrictions on the Common Stock.

         (a) (intentionally omitted)

         (b) Lock-Up. By exercising Options under this Plan, each Optionee thereby agrees to execute and deliver a customary "lock-up" agreement, restricting the transfer of such Optionee's shares of Common Stock, whether or not acquired upon exercise of Options under this Plan, for not more than 180 days, in connection with an IPO and each other underwritten public offering of the Company's securities.

       16. Legend. All certificates representing shares of Common Stock issued to Optionees pursuant to the exercise of Options under this Plan shall bear the following legend with respect to the restrictions imposed on the Common Stock pursuant to Sections 13, 14, and 15. On the face of each such certificate there shall appear the following statement:

                  "SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS. SEE REVERSE SIDE."

On the reverse side of each such certificate, the following statement shall appear:

                  "RESTRICTIONS ON THE RIGHT TO OWN OR TRANSFER THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE BEEN IMPOSED PURSUANT TO THE AMENDED AND RESTATED AMERIPATH, INC. 1998 STOCK OPTION PLAN. THE COMPANY SHALL FURNISH THE HOLDER HEREOF A COPY OF SUCH PLAN WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE."

       17. Rights. Neither the adoption of the Plan nor any action of the Board or the Committee shall be deemed to give any individual any right to be granted an Option, or any other right hereunder, unless and until the Committee shall have granted such individual an Option, and then his or her rights shall be only such as are provided by the Option Agreement. Notwithstanding any provisions of the Plan or the Option Agreement with an Optionee, the Company or any Related Corporation shall have the right, in its discretion but subject to any employment or service contract entered into with the Optionee, to retire the Optionee at any time pursuant to its retirement rules or otherwise to terminate his or her employment or service at any time for any reason whatsoever.

       18. Indemnification of Board and Committees. Without limiting any other rights of indemnification which they may have from the Company and any Related Corporation, the members of the Board and the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any claim, action, suit, or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under, or in connection with, the Plan, or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, except a judgment based upon a finding of willful misconduct or recklessness on their part. Upon the making or institution of any such claim, action, suit, or proceeding, the Board or Committee member shall notify the Company in writing, giving the Company an opportunity, at its own expense, to handle and defend the same before such Board or Committee member undertakes to handle it on his or her own behalf. The provisions of this Section shall not give members of the Board or the Committee greater rights than they would have under the Company's by-laws or Delaware law.

       19. Application of Funds. Any cash received in payment for shares upon exercise of en Option shall be added to the general funds of the Company.


       20. Effective Date. This Plan first became effective on April 14, 1999 (the date the Plan was adopted by the Board of Pathsource), and the Plan, as amended and restated herein shall be effective as of November 30, 2000.


       21. No Obligation to Exercise Option. The granting of an Option shall impose no obligation upon an Optionee to exercise such Option.

       22. Termination of Plan. Unless earlier terminated as provided in the Plan, the Plan and all authority granted hereunder shall terminate absolutely at 12:00 midnight on April 13, 2009, and no Options hereunder shall be granted thereafter. Nothing contained in this Section, however, shall terminate or affect the continued existence of rights created under Options issued hereunder and outstanding on the date set forth in the preceding sentence, which by their terms extend beyond such date.

       23. Governing Law. The Plan shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the laws of the State of Delaware shall govern the operation of, and the rights of Optionees under, the Plan, and Options granted thereunder.